                                                                    EXHIBIT 10.4
Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.


                           EXCLUSIVE LICENSE AGREEMENT

      This Agreement is made effective the 22nd day of April, 1997, by and between the University of Florida Tissue Bank, Inc. (hereinafter called "UFTB"), a nonstock, nonprofit Florida corporation, and Exactech, Inc. (hereinafter called Exactech) a corporation organized and existing under the laws of the State of Florida;

      WHEREAS, UFTB owns certain inventions that are described in the "Licensed Technology" defined below, and UFTB and Exactech have jointly developed new uses for these inventions, UFTB is willing to grant a license to Exactech on the Licensed Technology and Exactech desires such a license;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

      Section 1. Definitions.

            A. "Licensed Technology" shall refer to a moldable substance containing demineralized bone and cortical cancellous chips as described in U.S. Patent Application S/N 08/816,079, dated March 13, 1997, attached as Exhibit A, including any continuation of this patent, or continuation in part, or divisional applications thereof as well as foreign counterparts thereof and patents issuing thereon.

            B. "Developed Products" shall refer to and mean those products which are referenced in Exhibit B, as well as any similar shapes, sizes and Improvements, which items are processed out of UFTB's Licensed Technology. "Improvements" shall mean any modification of a Developed Product which encompasses one or more of the elements of the Licensed Technology.

            C. "Established Distribution Fee and Minimum Distribution Fee" shall initially mean, respectively, the list Distribution Fee and minimum Distribution Fee specified in Exhibit C of this Agreement for each of the Developed Products. The Established Distribution Fee shall include separate fees for U.S. and for non-U.S. sales of Developed Products, which Distribution Fees may or may not be the same. The Established Distribution Fee and Minimum Distribution Fee for any Developed Product may be changed from time to time, effective for the beginning of the calendar month following the date of the change, by written mutual agreement of UFTB and Exactech.

            D. "Licensed Field" shall be the limited field of general human orthopedic use, exclusive of any specific or general usages which involve the human spine.

            E. "Licensed Territory" shall be the United States and any of the rest of the world where distribution of the Developed Products is not unlawful.

      Section 2. Grant.

            A. License.

            UFTB hereby grants to Exactech an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Technology to distribute Developed Products.


[CONFIDENTIAL]

            B. License to Improvements.

            UFTB hereby grants to Exactech an exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Technology, to distribute Improvements to the Developed Products, subject to approval in writing by UFTB of the Improvement. Such Improvements are to be treated as Developed Products and as such are bound by all the terms of this Agreement. In the event that Exactech develops an Improvement independently of UFTB, Exactech shall provide UFTB with a written disclosure of each such independently-developed Improvement, unambiguously identifying it as an Improvement governed by this paragraph, within forty five (45) days of the first attempt at its development.

            C. License of UFTB Marks.

            During the term of this Agreement, UFTB grants to Exactech a royalty-free, non-transferable license to use the mark "University of Florida Tissue Bank" (the "UFTB Mark") in connection with the distribution of the Developed Products, subject to the written approval of UFTB of the manner in which the UFTB Mark is used. Exactech shall not use UFTB's name, or the name of the University of Florida, in distribution promotion, advertising, or any other form of publicity or external communication without the prior written approval of UFTB.

            D. Developed Products Completion and Design

            As Developed Products are not currently ready for clinical use, UFTB and Exactech agree to utilize their best efforts to jointly complete Developed Products as soon as possible. UFTB hereby agrees that a Developed Product will be completed for clinical use no later than September 1, 1997. In the event UFTB is unable to meet such deadline, the parties may extend the date by written mutual agreement. Acceptability of Developed Product design shall be subject to mutual agreement between UFTB and Exactech.

            E. Product Supply.

            Exactech agrees to provide UFTB with an estimated quarterly requirement for Developed Products at least ninety (90) days in advance of the first day of each calendar year quarter. UFTB agrees to supply Developed Products in sufficient quantities to meet the estimated requirement.

            Section 3. Consideration.

            A. Development.

            Exactech agrees to and warrants that; i) it has, or will obtain, the expertise necessary to independently evaluate the Licensed Technology and Developed Products; and ii) it will exercise due diligence to effect the introduction of Developed Product into the commercial market as soon as practical. Developed Product design shall be subject to mutual agreement between UFTB and Exactech.

            B. License Fee.

            Exactech shall pay to UFTB, as consideration for entering into this Agreement, which sum is non refundable and will not be considered as an advance payment on Transfer Distribution Fees due hereunder, a license fee of two hundred fifty thousand ($250,000) dollars payable as follows:


            (i) One hundred thousand ($100,000) dollars upon execution of this Agreement by both parties.


[CONFIDENTIAL]

            (ii) One hundred fifty thousand ($150,000) dollars upon production by UFTB of a clinically ready Developed Product, which is mutually acceptable to both parties.

            C. Transfer Distribution Fee.

            In addition to the Section 3B License Fee, Exactech agrees to pay to UFTB a Transfer Distribution Fee for all Developed Products shipped by UFTB to Exactech or shipped to any third party at the directive of Exactech. Developed Product so shipped by UFTB shall be f.o.b. at UFTB's Alachua, Florida offices. The Transfer Distribution Fee paid for Developed Products shall be [*****] of the actual invoiced Distribution Fee for each Developed Product distributed, but at no time shall the Transfer Distribution Fee paid be less than [*****] of the Minimum Distribution Fee.

            D. Minimum Aggregate Annual Performance.

            In the event that, for the later of 1999 or the third twelve month period following the availability of the Developed Product from UFTB, the annual total paid to UFTB under this Agreement, including aggregate annual Transfer Distribution Fee or any other amounts paid to UFTB, is less than [*****], or for any calendar year thereafter is less than [*****], UFTB may, at its sole discretion, upon written notice to Exactech, terminate this Agreement.
Exactech shall have the right within forty five (45) days from the receipt of such notice from UFTB to pay such additional sums as may be necessary to bring payment for such year to the specified minimum. In the event that UFTB delays or fails to deliver Developed Product or Federal regulatory actions delay Developed Product delivery, such events shall not be considered reason for termination.

            E. Accounting Payments.

            (i) Amounts owing to UFTB under Section 3C shall be paid on a net 30-day basis. Any amounts which remain unpaid after forty-five (45) days from the end of the month in which they were earned shall accrue interest until paid at the rate of one and one-half percent (1.5%) per month. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

            (ii) Except as otherwise directed, all amounts owing to UFTB under this Agreement shall be paid in U.S. dollars to UFTB at the address provided in
Section 15A. All amounts owing with respect to Distribution Fees stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

            (iii) A full accounting of monthly distributions of Developed Products by Exactech shall be submitted to UFTB each month by the 25th day of the following month. Such accounting shall be on a per-country and Developed Product basis and shall be summarized on the form shown in Exhibit D of this Agreement. In the event no payment is owed to UFTB, a statement setting forth that fact shall be supplied to UFTB.

      Section 4. Certain Warranties of UFTB.

            A. UFTB warrants that it is the owner of the Licensed Technology or otherwise has the right to grant the licenses granted to Exactech in this Agreement.

            B. UFTB warrants to the best of its knowledge and belief that the Licensed Technology does not infringe upon any patent which has been issued to, or any intellectual property right of, any third party.

            C. UFTB warrants to the best of its knowledge and belief the Licensed Technology is free


[CONFIDENTIAL]
of any liens, encumbrances, pledges, or claims of any third party.

            D. UFTB warrants that the rights granted herein do not violate any rights previously granted by UFTB to any third party.

            E. UFTB warrants that it has not received any written notice from or written claim of any third party that the Licensed Technology is invalid, unenforceable or infringes the rights of any third party.

            F. UFTB has no obligation to furnish any know-how not provided in Licensed Technology or any services other than those specified in this Agreement.

            G. UFTB makes no warrant or representation that it will not grant licenses to others to make, use or distribute products not covered by the claims of the Licensed Technology.

      Section 5. Record keeping.

            A. Exactech shall keep books and records sufficient to verify the accuracy and completeness of Exactech's accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Developed Products and their distribution. Such books and records shall be preserved for a period not less than five years after they are created during and after the term of this Agreement.

            B. Exactech shall take all steps necessary so that UFTB may within thirty days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of Exactech's accounting. Such review may be performed by any employee of UFTB as well as by any attorney or public accountant designated by UFTB, upon reasonable notice and during regular business hours.

            C. If a payment deficiency is determined, Exactech shall pay the deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 3E(i).

            D. If a payment deficiency for a calendar year exceeds five percent (5%) of the amount paid for that year, then Exactech shall be responsible for paying UFTB's out-of-pocket expenses incurred with respect to the review referred to in Section 5B herein.

      Section 6. Term and Termination.

            A. The term of this license shall begin on the effective date of this Agreement and continue until the earlier of the date that the payment of Transfer Distribution Fees amounts under Section 3C, once begun, have ceased for more than six (6) calendar months, or the date of termination due to the provisions of the Minimum Aggregate Annual Performance of Section 3D, or the date of termination for any other reason in this Section. In the event that UFTB delays or fails to deliver Developed Product or Federal regulatory actions delay Developed Product delivery, such events shall not be considered reason for termination.

            B. Exactech may terminate this Agreement at any time by giving at least one hundred twenty (120) days written notice of such termination to UFTB. Such a notice shall be accompanied by a statement of the reasons for termination.

            C. If Exactech at any time defaults in the timely payment of any monies due to UFTB or the timely submission to UFTB of any reports, or commits any breach of any other covenant herein contained, and Exactech fails to remedy any such breach or default within thirty days after written notice thereof by UFTB, UFTB may, at its option, terminate this Agreement by giving notice of termination to Exactech.

            D. Upon the termination of this Agreement, Exactech shall remain obligated to provide an accounting for and to pay amounts earned by UFTB up to the date of the termination.

      Section 7. Assignability.

            This Agreement may not be transferred or assigned by Exactech except with the prior written consent of UFTB. UFTB may transfer or assign its rights, interest, and/or ownership in this Agreement to any entity in which UFTB has an ownership interest at the time of transfer or assignment.

      Section 8. Contest of Validity.

            In the event Exactech contests the validity of this Agreement or the Licensed Technology, Exactech shall continue to pay Transfer Distribution Fee amounts with respect to Developed Products as if such contest were not underway, until this Agreement or the Licensed Technology is adjudicated invalid or unenforceable in the following manner:

            A. All disputes over the meaning and interpretation of this Agreement shall be resolved by conciliation and mediation and if mediation is unsuccessful then disputes shall be finally settled by an Arbitrator selected by UFTB and Exactech. If UFTB and Exactech cannot agree on an Arbitrator, then disputes shall be resolved by an Arbitration Panel comprising one arbitrator appointed by UFTB, one arbitrator appointed by Exactech, and a Chairman of the Arbitration Panel appointed by the first two arbitrators. Any such arbitration proceeding shall be conducted in accordance with generally accepted arbitration rules; shall be held in the state of Florida, unless otherwise agreed by the parties; and judgment upon the arbitration award may be entered in any court having jurisdiction.

            B. In order to initiate procedures for dispute resolution by conciliation, mediation and arbitration either party shall give written notice to the other of intention to resolve a dispute, and absent satisfactory resolution, then to arbitrate. Such notice shall contain a statement setting forth the nature of the dispute and the resolution sought. If, within sixty (60) days of such notice a resolution by conciliation between the parties themselves or by mediation has not been achieved to the satisfaction of both parties, the dispute must be arbitrated.

            C. UFTB reserves the right and power to proceed with direct judicial remedies against Exactech without conciliation, mediation or arbitration for breach of the Transfer Distribution Fee payment and distributions reporting provisions of this Agreement after giving written notice of such breach to Exactech followed by an opportunity period of thirty (30) days in which to cure such breach. In collecting overdue Transfer Distribution Fee payments and securing compliance with reporting obligations, UFTB may use all judicial remedies available.

      Section 9. Foreign Patents and Payment of Costs.

            Exactech agrees to pay UFTB within sixty (60) days of submission to Exactech of a statement and request for payment, an amount equivalent to fifty percent (50%) of all expenses incurred in the preparation, filing, prosecution, renewal, and continuation of patents in foreign countries related to the protection or improvement of the Developed Products for those countries, including all taxes, official fees and attorneys fees. However, Exactech may elect in writing to be released from its license to distribute Developed Products in any foreign country at any time by giving written notice to UFTB within thirty (30) days of receipt of the statement, request for payment or other such written notice from UFTB, notifying UFTB that it does not wish to pay its fifty percent of the patent-related expenses for that country, in which event Exactech shall thereafter have no obligation to reimburse UFTB for any expenses relating to such patents or patent applications for that foreign country. At no time shall Exactech be required to pay a higher percentage than UFTB of the expenses described in this paragraph.

      Section 10. Payment of U.S. Renewal Fees and Continuing Prosecution Costs.

            A. When renewal fees or continuing prosecution costs are due for the "Bone Paste" described in the U. S. Patent Application attached as Exhibit A herein, UFTB may elect to pay all said costs and in the event UFTB elects not to pay said renewal fees, Exactech may, at Exactech's discretion, pay for said renewal.

            B. In the event that UFTB decides to file for additional U.S. Patent(s) on the Developed Products distributed or to be distributed by Exactech, Exactech agrees to pay fifty percent (50%) of all reasonable legal costs related to acquiring such patent(s), including any continuations, continuations in part, or divisional applications thereof. At no time shall Exactech be required to pay a higher percentage than UFTB of the expenses described in this paragraph.

      Section 11. Infringement of Licensed Patent Rights by Third Parties.

            A. In the event that any infringement of a Patent on the Licensed Technology or Developed Products shall come to the attention of UFTB or Exactech, then UFTB and Exactech shall duly inform each other. UFTB shall, in its sole discretion, determine whether or not to prosecute a patent infringement action. If UFTB conducts and pays the costs of the litigation, then any amount recovered belongs to UFTB. Exactech shall have the right to pay a portion of the litigation costs up to 50% of the total incurred and will have the right to the same proportion of recovery.

            B. If UFTB determines and elects not to prosecute a patent infringement action as described in Section 11A, then Exactech may bring or cause legal proceedings against the alleged infringing party at its own initial expense, with partial reimbursement by UFTB as defined herein, so long as Exactech shows that (i) there is substantial likelihood of infringement, (ii) there is substantial competition by the infringer, and (iii) unless mutually agreed to in writing by UFTB and Exactech, no other action for infringement is pending at the time so that only one such lawsuit is pending at any time. Exactech may defray up to fifty percent (50%) of the direct, out-of-pocket expenses of any such lawsuit by withholding from payments to UFTB, upon written notification to UFTB twenty percent (20%) of the Transfer Distribution Fee due to UFTB per Section 3C herein. At no time shall the aggregate sum of the amounts withheld from UFTB `s Transfer Distribution Fee payments exceed fifty percent (50%) of the total amount of actual, out-of-pocket expenses paid by Exactech for expenses directly related to the lawsuit. Out of any damages or awards recovered by Exactech in such action conducted by Exactech, Exactech will first recover any direct out-of-pocket expenses for conducting said litigation which are in excess of the costs defrayed by UFTB's withheld Transfer Distribution Fees. UFTB will then recover any Transfer Distribution Fees withheld by Exactech and any direct, out-of-pocket expenses which it incurred on behalf of the litigation. Any amount remaining shall belong to Exactech except that UFTB shall receive an amount equivalent to its Transfer Distribution Fee percentage on such amount remaining.

            C. In any proceedings, UFTB shall be entitled to employ counsel and control the course of litigation, at its own expense, if, in UFTB's sole discretion, Exactech's defense of patent rights is insufficient, or if Exactech fails to carry on vigorous prosecution of said patent rights.

            D. In the event Exactech seeks, with justifiable cause, to prosecute more than one lawsuit at a time, UFTB will not unreasonably withhold permission where such actions are conducted entirely at Exactech's expense, including reimbursement of UFTB's expenses incurred on behalf of such action.

            E. In any action brought by Exactech, Exactech shall indemnify and hold UFTB harmless from any damages, costs or expenses incurred by reason of such litigation.

      Section 12. Patent Marking.

            Exactech shall insure that it applies patent markings, when notified by UFTB of applicability, that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Developed Products subject to this Agreement.

      Section 13. Product Liability; Conduct of Business.

            A. Subject to UFTB's indemnification obligations pursuant to Section 13(B) hereof, Exactech shall indemnify and hold UFTB harmless from any and all loss, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim, or litigation relating to, resulting from or arising out of the marketing or distribution by Exactech of the Developed Products.

            B. UFTB shall indemnify and hold Exactech harmless from any and all loss, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, that may result from any demand, claim or litigation resulting from any action or inaction which is solely the fault of UFTB.

            C. Exactech warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement. Within sixty (60) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Exactech will present evidence to UFTB that the coverage is being maintained. In addition, Exactech shall provide UFTB with at least 30 days prior written notice of any change in or cancellation of the insurance coverage.

            D. UFTB warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Agreement. Within sixty (60) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, UFTB will present evidence to Exactech that the coverage is being maintained. In addition, UFTB shall provide Exactech with at least 30 days prior written notice of any change in or cancellation of the insurance coverage.

      Section 14. Miscellaneous.

            This Agreement shall be construed in accordance with the internal laws of the State of Florida. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a decision is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.

      Section 15. Notices.

            Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or address to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

     (a)  University of Florida Tissue Bank, Inc.   (b) Exactech: Exactech, Inc.
          Attn: Jamie Grooms                            Attn: Timothy Seese
          One Innovation Drive                          4613 NW 6th Street
          Alachua, FL 32615                             Gainesville, FL 32609

      Section 16. Integration.

            This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior expression of intent or agreement of the parties with respect thereto. The Agreement cannot be modified, altered, or amended except by an agreement in writing signed by the duly authorized representatives of each of the parties hereto.

      Section 17. Contract Formation and Authority.

            A. No agreement between the parties shall exist unless the duly authorized representative of Exactech and the managing director of UFTB have signed this document within thirty (30) days of the effective date written on the first page of this Agreement.

            B. The persons signing on behalf of UFTB and Exactech hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA TISSUE BANK, INC.


By: /s/ Jamie M. Grooms    Date: 4/22, 1997
    -----------------------      -----------------

Name and Title: Jamie M. Grooms, President & CEO
                ----------------------------------

Exactech: EXACTECH, INC.


By: /s/ Timothy J. Seese   Date: April 22, 1997
    -----------------------      -----------------

Name and Title: /s/ TIMOTHY J. SEESE, PRESIDENT
                ----------------------------------

              [Coverletter of Regeneration Technologies, Inc.(TM)]



10 March 1998

Dr. William Petty, Chairman & CEO
Exactech, Inc.
4613 NW 6th Street
Gainesville, FL 32609

Dear Dr. Petty:

Please allow this letter to serve as an amendment to the Exclusive License Agreement, effective on April 22, 1991, between Exactech, Inc. and the University of Florida Tissue Bank, Inc.

"Section E Product Supply" should be amended to read as follows:

      UFTB shall supply Exactech with a projected production yield for Developed Products and Exactech shall use such projected production yield to develop a Developed Product requirement forecast. Such requirement forecast shall indicate how RTI is to allocate such production yield to the Developed Products. Exactech shall provide such requirement forecast within thirty (30) days of receipt or such projected production yield. In the event that the projected production yield is in excess of such requirement forecast, UFTB shall use such excess for other purposes at it sole discretion, but in no event shall UFTB require Exactech to accept Developed Products in excess of the quantity ordered by Exactech.

If this amendment is acceptable to you, please sign both originals enclosed and return one to us.

Sincerely,


/s/ Jamie M. Grooms

Jamie M. Grooms
President and CEO

AGREED TO AND ACCEPTED:

Exactech, Inc.


/s/ William Petty
------------------------
William Petty,
Chairman & CEO

                           ASSIGNMENT AND ASSUMPTION OF
                           EXCLUSIVE LICENSE AGREEMENT
                         AND OF JOINT RESEARCH AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION OF EXCLUSIVE LICENSE AGREEMENT AND OF JOINT RESEARCH AGREEMENT (the "Assignment") is made and entered into this 23rd day of January, 1998, by and between UNIVERSITY OF FLORIDA ORTHOPAEDIC TISSUE BANK, INC., d/b/a UNIVERSITY OF FLORIDA TISSUE BANK, INC., a Florida not-for-profit corporation ("Assignor"), and REGENERATION TECHNOLOGIES, INC., a Florida for-profit corporation ("Assignee").

                               W I T N E S S E T H:
                               --------------------

     WHEREAS, Assignor and Assignee are parties to that certain Patent License Agreement, dated January 23, 1998 (the "License Agreement"), pursuant to which Assignor has agreed to license to Assignee the patents or pending patents listed in EXHIBIT "A" attached hereto and made a part hereof on the condition that Assignee meets certain financing goals; and

     WHEREAS, pursuant to the License Agreement, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in, and all of its obligations under, that certain Exclusive License Agreement, by and between Assignor and Exactech, Inc. ("Exactech"), dated effective April 22, 1997, a copy of which is attached as EXHIBIT "B" (the "Exactech License Agreement"); and

     WHEREAS, pursuant to the License Agreement, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in, and all of its obligations under that certain Joint Research Agreement, by and between Assignor and Exactech, dated April 22, 1997, a copy of which is attached as EXHIBIT "C" (the "Exactech Research Agreement"); and

     WHEREAS, pursuant to the License Agreement, Assignee has agreed to accept such assignment and to assume all of the obligations of the Assignor under the Exactech License Agreement and the Exactech Research Agreement upon the terms and conditions set forth herein; and

     WHEREAS, Assignor is willing to assign the Exactech License Agreement and the Exactech Research Agreement and Assignee is willing to accept such assignment of the Exactech License agreement and the Exactech Research Agreement and to assume all obligations of Assignor under the Exactech License Agreement and the Exactech Research Agreement upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. RECITALS. The recitals set forth above are true and correct in all respects and are incorporated herein as fully as if set forth herein verbatim.

     2. ASSIGNMENT AND ASSUMPTION OF EXACTECH LICENSE AGREEMENT AND EXACTECH RESEARCH AGREEMENT. Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee all of Assignor's right, title and interest in, to and under the Exactech License Agreement and the Exactech Research Agreement, effective on the date described in Paragraph 3 below. Assignee hereby assumes all of the obligations, terms and covenants set forth in the Exactech License Agreement and the Exactech Research Agreement to be observed and performed by Assignor and agrees to be bound by the terms, conditions and covenants of the Exactech License Agreement and the Exactech Research Agreement arising from and after the effective date of this Assignment as described in Paragraph 3 below.

     3. EFFECTIVE DATE. The assignment and assumption described in this Assignment shall be effective on the effective date of the license granted pursuant to the License Agreement. In the event that the license granted pursuant to the License Agreement does not become effective, then the assignment hereunder shall not become effective.

     4. INDEMNIFICATION. Assignor hereby agrees to indemnify and hold Assignee harmless from any and all claims, demands, damages, costs, losses, expenses, liabilities and obligations of any kind or nature whatsoever (including reasonable attorneys' fees incurred by Assignee) incurred by Assignee as a result of any breach by Assignor of any warranty, representation, covenant or agreement of Assignor contained in this Assignment or the failure of Assignor to fulfill its obligations pursuant to the Exactech License Agreement and The Exactech Research Agreement prior to the effective date hereof. Assignee agrees to indemnify and hold Assignor harmless from any and all claims, demands, damages, costs, losses, expenses, liabilities and obligations of any kind or nature whatsoever including reasonable attorneys fees incurred by Assignor) incurred by Assignor as a result of the breach by Assignee of any covenant or agreement of Assignee contained in this Assignment or the failure of Assignee to fulfill its obligations pursuant to the Exactech License Agreement and The Exactech Research Agreement arising from and after the effective date hereof.

     5. ATTORNEYS' FEES. Should either party to this Assignment bring suit for the breach of a promise, covenant, warranty or representation hereunder, it is agreed that the successful party in such suit shall be entitled, in addition to recovering any damages sustained thereby to recover such party's expenses, including court costs and reasonable attorneys' fees as part of the judgment or other settlement. Expenses and attorneys' fees include those incurred prior to the initiation of suit and those incurred in connection with proceedings in courts of original jurisdiction and courts of appeal.

     6. BINDING EFFECT. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     7. GOVERNING LAW AND VENUE. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Florida, and venue for any legal proceeding or action at law arising out of or construing this Assignment shall lie in the state courts of Alachua County, Florida, or the United States District Court for the Northern District of Florida, Gainesville Division.

     IN WITNESS WHEREOF, the parties hereby have caused this Assignment to be executed as of the date and year first above written.

Signed, sealed and delivered
in the presence of:                      "Assignor"

                                         UNIVERSITY OF FLORIDA ORTHOPAEDIC
                                         TISSUE BANK, INC., d/b/a UNIVERSITY OF
                                         FLORIDA TISSUE BANK, INC., a Florida
                                         not-for-profit corporation

/s/ Kathleen Davis                      By: /s/ Frank P. Glowczewskie, Jr.
----------------------------                -----------------------------------
                                            Frank P. Glowczewskie, Jr.,
                                            Chairman of the Board
/s/ John D. Callahan
----------------------------

                                         "Assignee"

                                         REGENERATION TECHNOLOGIES, INC. a
                                         Florida for-profit corporation

/s/ James S. Gantler                    By: /s/ Peter F. Gearen
----------------------------                -----------------------------------
                                            Peter F. Gearen, President

/s/ Kay B. Lopez
----------------------------

                                EXHIBIT "A"

1. "Diaphysial Cortical Dowel," invented by Nicholas E. Grivas and James M. Grooms, Docket No. TB-100, U.S. Patent Application S/N 08/587,070, dated January 16, 1996, subject to that certain Management Services Agreement by and between UFTB and Sofamor Danke Group, Inc., dated effective July 23, 1996, as amended April 21, 1997 (the"SDG Contract"), and subject to that certain Processing License Agreement by and between UFTB and AlloSource, Inc., dated January 1, 1997;

2. "Bone Paste," invented by John F. Wironen and James M. Grooms, Docket No. TB-101, U.S. Patent Application S/N 08/816,079, dated March 13, 1997, subject to that certain Agreement by and between UFTB and Exactech, Inc., dated effective April 22, 1997, which is also owned by the University of Florida (the "University");

3. "Cortical Bone Interference Screw," invented by James M. Grooms, Kevin Carter and David H. Dulebohn, Docket No. TB-102, U.S. Patent Application S/N 08/687,018, dated July 16, 1996, subject to the SDG Contract;

4. "Open Intervertebral Space," invented by John R. Bianchi, Kevin C. Carter, Bradley T. Estes, Larry Boyd and John A. Pafford, Docket No. TB-103, U.S. Patent Application S/N not available, dated June 3, 1997, subject to that certain Joint Ownership Agreement, between UFTB and Danek Medical, Inc., dated June 12, 1997, and the SDG Contract;

5.  "Cortical Bone Cervical Smith-Robinson Fusion Implant," invented by James
    M. Grooms, Kevin C. Carter, David H. Dulebohn and Tom Sander, Docket No. TB-104, U.S. Patent Application S/N 08/920,630, dated August 27, 1997, subject to the SDG Contract;

6. "Segmentally Demineralized Bone Implant," invented by James M. Grooms, Kevin C. Carter and Thomas W. Sander, Docket No. TB-105, U.S. Patent Application S/N 08/958,364, filed October 27, 1997;

7.  "Cervical Tapered Dowel," Docket No. TB-106, subject to the SDG Contract;

8. "Bone Grafting Units," U.S. Patent No. 4950296, issued August 21, 1990 to Jonathan L. McIntyre, and assigned to UFTB on September 27, 1997.

                                 EXHIBIT "B"

                  Exclusive License Agreement, by and between
               University of Florida Orthopaedic Tissue Bank, Inc.
                 d/b/a University of Florida Tissue Bank, Inc.
                              and Exactech, Inc.

                               (Copy Attached)

                                 EXHIBIT "C"

                  Joint Research Agreement, by and between
               University of Florida Orthopaedic Tissue Bank, Inc.
                 d/b/a University of Florida Tissue Bank, Inc.
                              and Exactech, Inc.

                               (Copy Attached)

                            JOINT RESEARCH AGREEMENT
                            ------------------------

     THIS AGREEMENT entered into this 22nd day of April, 1997 by and between Exactech, Inc., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Exactech") and the University of Florida Tissue Bank, a nonstock, nonprofit Florida corporation
(hereinafter referred to as "UFTB").

                               W I T N E S S E T H:
                               --------------------

     WHEREAS, UFTB desires the research assistance of Exactech and its technically qualified persons;

     WHEREAS, Exactech desired the research assistance of UFTB, its technically qualified persons, facilities and equipment;

     WHEREAS, Exactech desired to cooperate with the funding of a Research Plan for Joint Research Products, and desires to furnish such personnel as may be required for the Research Plan;

     WHEREAS, UFTB is willing to cooperate with and assist Exactech with funding such Research Plan, and is willing to furnish such personnel, facilities and equipment as may be required for the Research Plan;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                  I. DEFINITIONS;
                                  ---------------

     As used herein, the following terms shall have the following meanings:

     1.1 "Joint Research Products" shall mean those intramedullary plugs, including a cement restrictor not using UFTB's bone paste; a cryongenically preserved articular plug; any meniscal or intervertebral disc; and any other cartilaginous or osteoarticular product which is included in the Research Plan. Any product or technology developed as a direct result of this Research Agreement shall be included in the Research Plan, subject to mutual agreement between the parties.

     1.2 "Joint Research Technology" shall mean and include any proprietary processes, trade secrets, trademarks, patents, patentable concepts, ideas or methods, or intellectual property which is the basis for a Joint Research Product and which was developed during and under the Research Plan.

     1.3 "Research Plan" shall mean the mutually acceptable plan, including budgets, for research, formulated by the parties within ninety (90) days from the Effective Date and reduced to writing, including any mutually acceptable written revisions of the Research Plan in the future.

     1.4 "Net Distribution Fees" shall mean the distribution fee, including product distribution fees, licensing fees, royalties, and transfer fees, net of returns or discounts, of Joint Research Products or Joint Research Technology.

     1.5  "Effective Date" shall mean April 21, 1997.

     1.6 "Joint Patents" shall mean collectively and individually any and all United States and foreign patent applications and any and all issued United States Patents and foreign patents owned by or assigned to either of the parties which pertain to Joint Research Products or Joint Research Technology derived under and during the Research Plan under this Agreement.

                            II. RESEARCH AND DEVELOPMENT
                            ----------------------------

     2.1 The parties shall jointly collaborate in the research and development of Joint Research Products and Joint Research Technology.

     2.2 Within ninety (90) days after the Effective Date, the parties will produce a mutually-acceptable Research Plan for development of the Joint Research Technology and Joint Research Products, which Research Plan shall, upon its completion and attachment hereto, by reference herein, be made part of Agreement, together with any future written revisions of the Research Plan made by mutual agreement of the parties.

                                    III. FUNDING
                                    ------------

     3.1 Exactech shall submit to UFTB the amount of two hundred fifty thousand ($250,000) dollars within ten (10) days after the Effective Date.

     3.2 UFTB shall, upon receipt of the two hundred fifty thousand ($250,000) dollars from Exactech, establish a separate corporate bank account in UFTB's name and deposit Exactech's $250,000 into the account, maintaining the account to fund the Research Plan.

     3.3  UFTB shall use the funds in the separate bank account described in section 3.2 to pay for equipment, NIH research, and other capital assets related to the Research Plan.

     3.4 UFTB will provide internal UFTB staff, overhead and facilities in furtherance of the Research Plan.

     3.5 The reasonable cost of UFTB's staff, overhead and facilities directly related to the activities of the Research Plan shall, subject to approval by Exactech, be allowed as UFTB contributions to the joint project, adding to the cumulative total of UFTB's contributions to the Research Plan expenses.

     3.6  When the two hundred fifty thousand ($250,000) dollars described in section 3.2 is exhausted, UFTB shall pay all additional expenses related to the Research Plan until the cumulative total of UFTB's contributions to the Research Plan expenses has reached $250,000, after which time all expenditures shall be shared 50% by Exactech and 50% by UFTB. Exactech's share will first be applied to equipment and other capital assets.

     3.7 Should this Agreement be subject to termination pursuant to Section IX hereof,

UFTB shall pay to Exactech the balance of the $250,000 remaining in the account established in section 3.2

     3.8 Subject to a mutual agreement by the parties, ten percent (10%) of the Net Distribution Fees received by either party at any time during this Agreement shall be reinvested for the funding of the Research Plan.

                          IV. REPORTS AND CONFERENCES
                          ---------------------------

     4.1 As necessary, during the term of this Agreement, representatives of UFTB will meet with representatives of Exactech at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Research Plan to be performed hereunder.

     4.2 UFTB shall provide written reports to Exactech monthly, by the 15th of the following month, giving an accounting of the expenditure of funds from the bank account established in section 3.2, and the amount of UFTB expenses as described in section 3.5.

                                   V. PUBLICITY
                                   ------------

     5.1 Exactech will not use the name of UFTB, nor any member of the UFTB technical staff, in any publicity, advertising or news release without the prior written approval of an authorized representative of UFTB. UFTB will not use the name of Exactech, nor any employee of Exactech, in any publicity without the prior written approval of Exactech.

                     VI. INVENTIONS, IMPROVEMENTS AND DISCOVERIES
                     --------------------------------------------

     6.1 Both parties will promptly notify the other of any Joint Research Products or Joint Research Technology conceived and/or made during and under the Research Plan.

     6.2 All rights and title to any Joint Research Products or Joint Research Technology conceived and/or made during and under the Research Plan shall be owned jointly by both parties, subject to the terms and conditions of this Agreement.

                        VII. PATENTS AND PATENT APPLICATIONS
                        ------------------------------------

     7.1 On behalf of both parties, UFTB shall promptly prepare, file and prosecute a patent application or applications, and/or any pertinent continuation, continuation-in-part and/or reissue applications thereof in the United States on any inventions as described in Section 6.1. The parties shall cooperate with each other to assure that such application or applications, and any such continuation, continuation-in-art and/or reissue applications thereof will cover, to the best of each party's knowledge, all items of commercial interest and importance. UFTB shall keep Exactech advised as to all developments with respect to such application or applications, and/or advised as to all developments with respect to such application or applications, and/or continuations, continuations-in-part and reissue applications and shall promptly supply to Exactech copies of all papers received and filed in connection with the prosecution thereof in sufficient time for Exactech to comment thereon. Both parties shall fully advise and cooperate with the other in such prosecution, and all final decisions with respect to prosecution of said applications, and said continuations, continuations-in-part and reissue applications, and selection of patent counsel, shall be subject to mutual agreement between the parties.

         VIII. OPTION TO DISTRIBUTE JOINT RESEARCH PRODUCTS AND TECHNOLOGY
         -----------------------------------------------------------------

     8.1 Exactech shall be granted a first option to negotiate for an exclusive license to distribute any Joint Research Products and/or Joint Research Technology arising under the Research Plan. This option shall extend to thirty (30) days from the date of delivery to Exactech of a viable, workable prototype of any Joint Research Product or Joint Research Technology. Within this thirty (30) day period, Exactech shall exercise its option to negotiate by providing to UFTB written notice of such exercise, after which the parties shall commence the negotiation, in good faith, of the terms of such exclusive license, including, but not limited to, transfer distribution fees, royalty and license fees. The parties shall use all reasonable effort to reach agreement relative to said terms within sixty (60) days of commencement of said negotiation. The time allotted for negotiation may be extended upon mutual agreement of the parties hereto. Upon reaching agreement, the parties shall promptly draft and execute a license agreement memorializing said terms and conditions.

     8.2 In the event that the parties do not enter into a license agreement, within the time limits referred to in section 8.1, providing for Exactech to distribute Joint Research Product an/or Joint Research Technology, then UFTB shall be granted an option for thirty (30) days, commencing on the expiration of Exactech's option, to negotiate with Exactech for an exclusive license granting UFTB the right to make, distribute and sell the Joint Research Product and/or Joint Research Technology, with a mutually agreed upon royalty payable to Exactech. Within this thirty (30) day period, the parties shall negotiate, in good faith, the terms of such exclusive license, including, but not limited to, transfer fees, royalty and license fees. The parties shall use all reasonable effort to reach agreement relative to said terms within the thirty (30) days the options is in effect. The time allotted for negotiation may be extended upon mutual agreement of the parties hereto.

     8.3 In the event that no licensing agreement is negotiated between the parties pursuant to sections 8.1 or 8.2 within one hundred eighty (180) days from the date of delivery to Exactech of the viable, workable prototype referred to in section 8.1, then the parties shall make every effort to find a third party to make and/or market the Joint Research Product and/or Joint Research Technology, and any proceeds, distribution fees, income and/or license fees derived from agreement with that third party shall be divided equally between UFTB and Exactech.

     8.4 In the further event that no agreement is reached under 8.3, then neither party shall have the right to market the Joint Research Products and/or Joint Research Technology without the written approval of the other party.

                          IX. TERM AND TERMINATION
                          ------------------------

     9.1 This Agreement shall become effective upon the date first herein above written and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Section IX. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign.

     9.2 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and shall fail to remedy such default or breach within sixty (60) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

     9.3 Termination of this Agreement by either party for any reason shall not release UFTB from its obligations under section 3.7, or release either party from their obligations under section 3.8, or release either party from payment of earned transfer prices and/or earned royalties due under any section of this Agreement.

                                 X. MISCELLANEOUS
                                 ----------------

    10.1 UFTB shall comply with all governmental laws and regulations which are applicable to UFTB and its performance of the Research Plan hereunder.

    10.2 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or other representation. Neither party shall be bound by the acts or conduct of the other.

    10.3 Each party hereby assumes any and all risks of personal-injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees and agents thereof.

    10.4 The parties further agree that nothing contained herein shall be construed or interpreted as denying to either party any remedy or defense available to such party under the laws of the State of Florida.

                                  XI. GOVERNING LAW
                                  -----------------

    11.1 This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida.

                                   XII. ASSIGNMENT
                                   ---------------

    12.1 This Agreement may not be transferred or assigned by Exactech except with the prior written consent of UFTB. This Agreement may not be transferred or assigned by UFTB except with the prior written consent of Exactech, except that UFTB may transfer or assign its rights, interest, and/or ownership in this Agreement to an entity in which UFTB has a majority ownership interest at the time of transfer or assignment.

                            XIII. AGREEMENT MODIFICATION
                            ----------------------------

    13.1 Any agreement changing the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by authorized representatives of the parties hereto.

                                     XIV. NOTICES
                                     ------------

    14.1 Notices, invoices, communications and payments hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to Exactech:

Exactech, Inc.
Attn: Timothy Seese
4613 NW 6th Street
Gainesville, FL 32609

If to UFTB:

Jamie Grooms, President/CEO
with a copy to: Susan Collingwood, University of Florida Attorney
One Progress Blvd.
PO Box 31, S. Wing
Alachua, FL 32615

    14.2 Payments shall be made to the parties in United States dollars at the addresses indicated above. the date of giving any notice, invoice or other communication, and the date of making any such payment, provided that such payment is received, shall be the date on which such envelope is deposited with the appropriate U.S. Post Office. The postal service receipt showing the date of such deposit shall be prima facie evidence of date.

                              XV. ENTIRE AGREEMENT
                              --------------------

    15.1 This Agreement represents the entire understanding between the parties, and supersedes and merges all understanding between the parties, and supersedes and merges all other agreements, express or implied, discussions or understanding between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused these present to be executed in duplicate as of the day and year first above written.

Exactech, Inc.                         University of Florida, Tissue Bank, Inc.


By: /s/ Timothy Seese                  By: /s/ James M. Grooms
   ------------------------------         ------------------------------

Title: PRESIDENT                       Title: PRESIDENT & CEO
      ---------------------------            ---------------------------

Date:    4/22/97                       Date:    4/22/97
     ----------------------------           ----------------------------